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                                                                      Exhibit 5
                                                                      ---------

                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                                                  March 10, 1998



Analog Devices, Inc.
One Technology Way
Norwood, MA 02062

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 150,000 shares of Common Stock, $.16 2/3 par value per share (the "Shares"), of Analog Devices, Inc., issuable under the Analog Devices, Inc. 1994 Director Option Plan (the "Plan").

     We have examined the Restated Articles of Organization and the By-Laws of the Registrant and all amendments thereto and the Plan and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings of the directors of the Registrant, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that when issued by the Registrant in the manner provided in the Plan, the Shares will be duly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                          Very truly yours,



                                                          HALE AND DORR LLP